MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES
INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED OCTOBER 31, 2005

            The following unaudited pro-forma consolidated balance sheet, pro-forma income statements and the explanatory notes give effect to the acquisition of Objective Spectrum, Inc. (“OS”) by Mobile Reach International, Inc. (“MRI”) transaction resulted in MRI owning all the shares of OS. The transaction has been treated for accounting purposes as an acquisition by MRI of the net assets and liabilities of OS.

            The pro-forma consolidated balance sheet, pro-forma consolidated income statements and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes.

            This pro-forma consolidated balance sheet and pro-forma consolidated income statements have been prepared utilizing the historical financial statements of Mobile Reach International, Inc. and Objective Spectrum, Inc. and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

            The pro-forma consolidated income statements have been prepared as if acquisitions had been consummated on August 1, 2004 under the purchase method of accounting and carried through to October 31, 2005.
The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on October 31, 2005.

            This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.

MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES
PRO-FORMA CONSOLIDATED BALANCE SHEET
OCTOBER 31, 2005
(UNAUDITED)

	Mobile Reach International, Inc. and Subsidiaries	Objective Spectrum, Inc.	Pro-Forma Adjustments		Pro-Forma

ASSETS
CURRENT ASSETS:
Cash	19,157	774	-		19,931
Accounts receivable	147,172	-	-		147,172
Other current assets	450	-	-		450
Total current assets	166,779	774	-		167,553

PROPERTY – Net	68,883	-	-		68,883

	$ 235,662	$ 774	-		$ 236,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILTIES:
Accounts payable	379,523	2,043	-		381,566
Accrued expenses	832,656	65	-		832,721
Current portion long-term debt	70,663	-	-		70,663
Total current liabilities	1,282,842	2,108	-		1,284,950

LONG-TERM DEBT	1,020,421	-	-		1,020,421

DEFERRED REVENUE	68,428	-	-		68,428

DEBENTURES	525,000	-	-		525,000

STOCKHOLDERS’ EQUITY:
Common stock	6,342,352	3,250	(3,250)	(1)	6,342,352
Retained earnings	(9,003,381)	(4,584)	3,250	(1)	(9,004,715)
	(2,661,029)	(1,334)	-		(2,662,363)

	$ 235,662	$ 774	-		$ 236,436

MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES
PRO-FORMA CONSOLIDATED INCOME STATEMENT
Three months ENDED October 31, 2005
(UNAUDITED)

	Mobile Reach International, Inc. and Subsidiaries	Objective Spectrum, Inc.	Pro-Forma Adjustments	Pro-Forma

REVENUE	$ 155,941	$ -	$ -	$ 155,941

COST AND EXPENSES:
Cost of goods sold	30,009	-	-	30,009
Warehouse expenses	-	-	-	-
Selling expenses	-	-	-	-
General and
administrative expenses	317,634	460	-	318,094
	347,643	460	-	348,103

OPERATING INCOME	(191,702)	(460)	-	(192,162)

OTHER INCOME (EXPENSES)	(52,356)	-	-	(52,356)

NET LOSS	$ (244,058)	$ (460)	$ -	$ (244,518)

NET LOSS PER SHARE -
BASIC AND DILUTED				$ (0.08)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING				3,119,373

MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES
PRO-FORMA CONSOLIDATED INCOME STATEMENT
YEAR ENDED JULY 31, 2005
(UNAUDITED)

	Mobile Reach International, Inc. and Subsidiaries	Objective Spectrum, Inc.	Pro-Forma Adjustments	Pro-Forma

REVENUE	607,374	-	-	607,374

COST AND EXPENSES:
Cost of goods sold	68,419	-	-	68,419
Warehouse expenses	-	-	-	-
Selling expenses	-	-	-	-
General and
administrative expenses	1,545,935	1,692	-	1,547,627
	1,614,354	1,692	-	1,616,046

OPERATING INCOME	(1,006,980)	(1,692)	-	(1,008,672)

OTHER INCOME (EXPENSES)	36,100	-	-	36,100

NET LOSS	$ (970,880)	$ (1,692)	$ -	$ (972,572)

NET LOSS PER SHARE -
BASIC AND DILUTED				$ (0.71)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING				1,379,140

MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSUMATED PRO-FORMA
BALANCE SHEET AND PRO-FORMA INCOME STATEMENTS
THREE MONTHS ENDED OCTOBER 31, 2005 and
Year ended July 31, 2005

ORGANIZATION AND BASIS OF PRESENTATION:

The unaudited pro-forma consolidated balance sheet and consolidated income statements have been based on historical financial information, using generally accounting principles in the
United States
, of MRI and OS for the three months ended October 31, 2005 and the fiscal year August 1, 2004 to July 31, 2005.

ASSUMPTION:

The number of shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transactions referred to above been consummated August 1, 2004.

PRO-FORMA ADJUSMENTS:

Record the acquisition of OS by MRI.